SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

TIM W.E. SGPS, S.A.

(Exact Name of Registrant as Specified in Its Charter)

Republic of Portugal	Not Applicable
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Avenida Infante Santo 2H, 3º 1350-178 Lisbon Portugal	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-175866 (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Shares, €0.03 par value per share	NASDAQ Stock Market

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1:	Description of Registrant’s Securities to be Registered

The description under the heading “Description of Share Capital” relating to the Registrant’s Common Shares, €0.03 par value per share (the “Shares”), of Tim W.E. SGPS, S.A. (the “Registrant”) in the Prospectus included in Amendment No. 4 to the Registrant’s Registration Statement on Form F-1 (Registration No. 333-175866) filed with the Securities and Exchange Commission on April 25, 2012, and the description under the heading “Description of Share Capital” relating to the Shares in the Registrant’s final Prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, are incorporated herein by reference.

Item 2:	Exhibits

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on the NASDAQ Stock Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TIM w.e. SGPS, S.A.

By:	/s/ Diogo Ahrens Teixeira Salvi
Name:	Diogo Ahrens Teixeira Salvi
Title:	Chief Executive Officer

Date: May 7, 2012